EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-132337-01 on Form S-3 of our report dated October 9, 2006, appearing in this Annual Report on Form 10-K of Ferrellgas Partners Finance Corp. for the year ended July 31, 2006.
/s/ DELIOTTE & TOUCHE LLP
Kansas City, Missouri
October 12, 2006